EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Commission file Nos. 333-27199 and 333-58847) of our report dated February 8, 1999, with respect to the consolidated financial statements of Mercury Waste Solutions, Inc. and Subsidiaries, appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.


                                            McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
March 30, 1999